SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No. __)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               PROCYON CORPORATION
                               -------------------
                (Name of Registrant as Specified in Its Charter)


        -----------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class securities to which transaction applies:

          ------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------

     5)   Total fee paid:

          ------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------

     3)   Filing Party:

          ------------------------------------------------------------

     4)   Date Filed:

          ------------------------------------------------------------

                               PROCYON CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held December 4, 1999

                                ----------------

     Notice is hereby given that the Annual Meeting of Shareholders of Procyon Corporation, a Colorado corporation (the "Company"), will be held at the Clearwater Beach Hotel, 500 Mandalay Boulevard, Clearwater, Florida 34615 on Saturday, December 4, 1999, at 9:00 A.M. Eastern time, or at any adjournment or adjournments thereof, for the following purposes:

     1. To elect six directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

     2. To ratify the appointment of Giunta, Ferlita & Walsh, P.A. as independent auditors; and

     3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, although only shareholders of record at the close of business on November 5, 1999, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. The transfer books of the Company will not be closed.

                                             By Order of the Board of Directors,




                                             John C. Anderson
                                             President

Clearwater, Florida
November 8, 1999



                                    IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                               PROCYON CORPORATION
                        1150 CLEVELAND STREET, SUITE 410
                            CLEARWATER, FLORIDA 33755
                                 (727) 447-2998

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held December 4, 1999

                              --------------------

General

     The enclosed proxy is solicited by the Board of Directors of Procyon Corporation (hereinafter referred to as the "Company") for use at the Annual Meeting of Shareholders to be held at the Clearwater Beach Hotel, 500 Mandalay Boulevard, Clearwater, Florida at 9:00 a.m., Eastern Time, on Saturday, December 4, 1999, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about November 9, 1999. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by notifying the Secretary of the Company. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     The record date with respect to this solicitation is November 5, 1999. All holders of record of Common Stock and Preferred Stock of the Company as of the close of business on that date are entitled to vote at the meeting. As of November 5, 1999, the Company had a total of 6,458,855 shares of Common and Preferred Stock outstanding. Each share is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote. The Company's officers and directors and director nominee, who are expected to vote for the directors nominated by the Board of Directors and to vote in accordance with the recommendations of the Board of Directors, own a majority of the Company's outstanding shares. A proxy may be revoked by the shareholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph.

     As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

                            I. ELECTION OF DIRECTORS

     All nominees for election as directors, except Mr. Slowgrove, are now members of the Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy.

     The  following  material  contains  information  concerning  the  nominees,
including   their  recent   employment,   positions  with  the  Company,   other
directorships and age as of the date of this Proxy Statement.

                                            Capacities in               Director
       Name               Age                Which Served                 Since
       ----               ---                ------------                 -----

John C. Anderson          56       President, Chief Executive and         1994
                                   Financial Officer, and Director
Chester L. Wallack        58       Director                               1995
Fred W. Suggs, Jr.        53       Director                               1995
Alan B. Crane             49       Director                               1995
Richard T. Thompson       58       Director                               1998
Jeffery S. Slowgrove      42       Director Nominee

----------------------------

     John C. Anderson. Mr. Anderson has served as a director of the Company and also as its President and Chief Executive and Financial Officer since November, 1994, when he purchased a controlling interest in the Company. From 1989 to 1994, he served as President of Rush-In Mart, Inc., an import-export firm doing business primarily in the former Soviet Union. From 1978 to 1989, he served as President of Stuffit Company, Inc., a print and mail direct marketing firm with over 300 employees and eleven locations. From 1970 to 1978, he served as President of Radius International, a firm engaged in retail and exporting activities. Mr. Anderson received a B.S. degree in Business Administration from Kansas State University.

     Chester L. Wallack. Mr. Wallack has served as Chief Executive Officer of Felton West, Inc., a real estate development and construction company in Dover, Delaware, since 1990. Mr. Wallack is a retired United States Air Force officer having served as a pilot and in various management capacities. He graduated from the University of Kansas with a B.S. degree in Industrial Management and from Southern Illinois University with an M.B.A. degree in Finance.

     Fred W. Suggs, Jr. Mr. Suggs has been a practicing attorney since 1975. He is a partner in the Greenville, South Carolina office of Ogletree, Deakins, Nash, Smoak & Stewart, specializing in labor and employment law. He has been certified as a specialist in labor and unemployment law by the South Carolina Supreme Court and is a frequent lecturer on labor and employment law issues. Mr. Suggs graduated from Kansas State University with a B.S. degree and he received his J.D. degree from the University of Alabama.

     Alan B. Crane. Mr. Crane is a partner in Crane Farms, a farming partnership in Larned, Kansas. In 1994, Mr. Crane was appointed by the governor of Kansas to the Kansas Water Authority to oversee project expenditures. He received a B.S. degree from Kansas State University.

     Richard T. Thompson. Since 1989, Mr. Thompson has been a principal of Sunproof Corporation of Florida which markets and installs products, such as window film and solar shades, to reduce heat and glare in automobiles, residences and commercial offices. From 1986 to 1988, he was an officer and owner of American Industries, an injection molding enterprise. From 1979 through 1984, Mr. Thompson was the president and owner of Pinellas Millwork Company. In 1970, he purchased an office furniture and supply company, which was subsequently merged with another office products store to create one of the largest office products store in the Midwest. Mr. Thompson continued to serve as an officer and part owner until 1979.

     Jeffery Slowgrove. Since 1998, Mr. Slowgrove has been the President of JSS Management Consulting, Inc., a consulting firm in Palm Harbor, Florida, providing funding for start up organizations and advice on the business and management issues facing companies during early rapid growth and expansion phases. He co-founded IMRglobal Corp. in 1988 and has served as a director since its inception. From 1988 to 1998, he also served as Treasurer of IMRglobal Corp., which is a public company providing applications software outsourcing solutions for the information technology departments of large businesses. He received a B.B.A. from the University of Michigan.

Common Stock Ownership

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of November 4, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or director nominee, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted. The address of each person listed is 1150 Cleveland Street, #410, Clearwater, Florida 33755.

                                                           Shareholdings on
                                                           November 4, 1999
                                                        ----------------------
                                                        Number of    Percent of
     Name and Address                                   Shares(1)      Class
-------------------------------                         ---------    ---------

John C. Anderson.....................................   3,350,000     58.1%
Chester L. Wallack(2)................................      60,000      *
Fred W. Suggs(2).....................................     100,000      1.7
Alan B. Crane(2).....................................      86,000      1.5
Richard T. Thompson..................................      45,000      *
Jeffery S. Slowgrove.................................     706,200     12.3
All directors and officers and director nominees
  as a group (six persons)...........................   4,347,200     72.2%

----------
*Less than 1%
(1) The amounts shown consists of 60,000, 100,000, 86,000 and 15,000 shares of Series A Preferred Stock owned by Messrs.Wallack, Suggs, Crane and Thompson respectively, which Preferred Stock is convertible into an equal number of shares of Common Stock of the Company. Such conversion occurs (i) at the option of the holder, or (ii) automatically, effective as of the close of a public offering of Common Stock if such public offering satisfies certain size and price per share requirements. Messrs. Anderson and Slowgrove own only Common Stock.
(2)  Member of the Compensation Committee.

Executive Compensation and Other Matters

     Summary Compensation Table. The table on the following page sets forth the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended June 30, 1999, 1998 and 1997 of the Company's Chief Executive Officer (the "Named Officer"). No other officer of the Company received total annual salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1999 ("fiscal 1999").



                                                                Long Term Compensation
                                                                ----------------------
                                                                        Awards
                                        Annual Compensation             ------
                              Fiscal   ----------------------    Securities Underlying     All Other
Name and Principal Position    Year    Salary($)     Bonus($)       Options/SARs(#)     Compensation($)
---------------------------    ----    ---------     --------       ---------------     ---------------

John C. Anderson,              1999    $138,462      $ -0-                --                $-0-
 President, Chief Executive    1998     144,000        -0-                --                 -0-
 and Financial Officer and     1997     144,000        -0-                --                 -0-
 Director


     Option  Grants  Table.  No grants of stock  options were made during fiscal
1999.

     Fiscal Year-End Options/Option Values Table. The Named Officer does not have any options or other rights to purchase or acquire the Company's securities.

Stock Option Plan

     The Company's 1998 Omnibus Stock Option Plan (the "1998 Plan") is designed as a comprehensive benefit plan that gives the Company the ability to offer a variety of equity based incentives and awards to persons who are key to the Company's growth, development and financial success. The 1998 Plan permits the grant of awards to directors, employees and consultants of the Company and its subsidiaries. The 1998 Plan provides for the grant of incentive stock options ("Incentive Stock Options") within the meaning of the Code, non-qualified stock options, restricted shares, performance units, performance shares, dividend equivalent, share appreciation rights ("SARs") and other forms of awards, including deferrals of earned awards, (collectively, the "Awards"). Employees and non-employees to whom an offer of employment has been extended, directors and consultants of the Company are all eligible participants for all Awards, except that Incentive Stock Options may be granted only to employees.

     The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which construes and interprets the 1998 Plan, determines the terms and conditions of the Awards granted under the 1998 Plan, including the individuals who are to granted Awards, the exercise price, if any, the number of shares subject to an Award and the vesting and duration of Awards, subject to any restrictions contained in the 1998 Plan.

     The maximum number of shares of Common Stock reserved and available for Awards under the 1998 Plan is 1,000,000 and the Compensation Committee may limit the number of shares that may be awarded in the form of restricted stock Awards.

     The exercise price of Incentive Stock Options granted under the 1998 Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant, and must be 110% of fair market value when granted to an employee who owns shares representing more than 10% of the voting power of all classes of stock of the Company. The exercise price of non-qualified stock options granted under the 1998 Plan can not be less than 85% of the fair market value of the Common Stock on the date of grant. The term of all options granted under the 1998 Plan may not exceed ten years, except the term of Incentive Stock

Options granted to a 10% or more stockholder may not exceed five years. The 1998 Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

     The 1998 Plan provides for the award of SARs and Performance Units and Performance Shares. A SAR is an incentive Award that permits the holder to receive (per share covered thereby) the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted or at such date as the Compensation Committee designates. The Compensation Committee may grant SARs independently, in addition to, or in tandem (such that the exercise of the SAR or related stock option will result in forfeiture of the right to exercise the related stock option or SAR for an equivalent number of shares) with a stock option Award. A Performance Unit or Performance Share is an incentive Award whereby the Company commits to make a distribution depending on the attainment of a performance objective and condition established by the Committee and the base value of the Performance Unit or Performance Share.

     Upon termination of services of a non-employee director or consultant, all options issuable, but not yet granted, to such persons for services rendered shall be granted and all options shall remain exercisable for the original option term. Options granted to an employee are exercisable for specified periods of time ranging from one month to one year following an employee's termination depending on the circumstances of the termination, except that options granted to an employee terminated for cause shall not be exercisable to any extent after termination. An unexercised option is exercisable only to the extent that it was exercisable on the date of termination.

     The 1998 Plan provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation, an exchange of shares with another corporation, the reorganization of the Company or the sale of substantially all of the Company's assets, unvested stock options become immediately vested and exercisable. Upon the consummation of the merger, exchange, reorganization or sale of assets, the successor corporation must assume all Awards or substitute another Award on substantially identical terms to the outstanding Award.

     No options or awards have been granted under the 1998 Plan or any other plan previously in effect.

Compensation of Directors

     No employee of the Company receives any additional compensation for his services as a director. No non-employee director receives any compensation for his service; however, the Board of Directors has authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. The Board of Directors may consider alternative director compensation arrangements from time to time.

Committees of the Board

     The Board of Directors has delegated certain of its authority to a Compensation Committee. The Compensation Committee is composed of Messrs. Wallack, Suggs and Crane. No member of the Compensation Committee is a former or current officer or employee of the Company.

     The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's Option Plan.

Board and Committee Attendance

     In fiscal 1999, the Board of Directors held one formal meeting immediately following the annual shareholder meeting. All directors, except Mr. Thompson who had just been elected, attended that meeting. The Compensation Committee did not hold any formal meetings in fiscal 1999.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

                            II. SELECTION OF AUDITORS

     The firm of Giunta, Ferlita & Walsh, P.A. has examined the financial statements of the Company for the fiscal year ended June 30, 1998 and 1999. Subject to shareholder approval, Giunta, Ferlita & Walsh, P.A. has been re-appointed by the Board of Directors to serve as the Company's independent auditors for the ensuing fiscal year. Representatives of Giunta, Ferlita & Walsh, P.A. are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GIUNTA, FERLITA & WALSH, P.A. AS INDEPENDENT AUDITORS FOR THE COMPANY.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file, or late filing, of such reports. Based solely on the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and written representations with respect to filing of such Forms, the Company is aware of only the following one filing which was not made on a timely basis during the 1999 fiscal year: Mr. Richard Thompson failed to timely file a Form 3 subsequent to his election at the last annual meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 31, 1996, the Company entered into an Agreement and Plan of Exchange (the "Agreement") with Amerx Health Care Corp., a corporation based in Clearwater, Florida ("Amerx"). The Agreement provided that the Company would acquire Amerx through a share exchange in which all of the issued and outstanding common stock of Amerx would be exchanged for a total of 3,000,000 (post-split) shares of Common Stock of the Company (the "Exchange"). The Agreement provided that as a condition to the Exchange, the Company would complete a five for one reverse split of its issued and outstanding shares of Common Stock. The reverse stock split was approved by the Company's shareholders on April 15, 1996. The reverse stock split became effective on May 8, 1996 and the Exchange was completed as of May 9, 1996. Prior to the Exchange, Amerx was wholly-owned by John C. Anderson.

     Since its inception, Mr. Anderson has made advances to the Company when necessary to fund its operations. At June 30, 1999, the Company owed him $110,500 on these advances which is represented by a non-interest bearing note due June 30, 2000 and collateralized by all of the assets of the Company. The Company also owed him $103,627 which is the outstanding balance on a line of credit, with interest at 8% per annum, collateralized by Mr. Anderson's personal residence.

     The Company's directors, consisting of Messrs. Wallack, Suggs, Crane and Thompson, have purchased a total of 261,000 shares of Preferred Stock at a price of $1 per share. Such purchases were made on terms and conditions which were identical to the purchases made by all other private investors who purchased Preferred Stock. In September 1999, Mr. Slowgrove converted an investment made in fiscal 1999 into a total of 706,200 shares of Common Stock.

                                  ANNUAL REPORT

     The Annual Report to Shareholders for fiscal 1999 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy. The Annual Report to Shareholders contains the Company's Annual Report on Form 10-KSB for fiscal 1999 as filed with the Securities and Exchange Commission. An additional copy, without exhibits, is available without charge to any shareholder of the Company upon written request to John C. Anderson, Procyon Corporation, 1150 Cleveland Street, Suite 410, Clearwater, Florida 33755.

                              SHAREHOLDER PROPOSALS

     Shareholders who intend to submit proposals for inclusion in the Proxy Statement relating to the year ending June 30, 2000 must do so by sending the proposal and supporting statements, if any, to the Company no later than July 11, 2000. Such proposals should be sent to the attention of the Corporate Secretary, Procyon Corporation, 1150 Cleveland Street, Suite 410, Clearwater, Florida 33755.

                                  OTHER MATTERS

     Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.

                               PROCYON CORPORATION
          Annual Meeting of Shareholders to be held on December 4, 1999

KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Procyon Corporation (the "Company") hereby constitutes and appoints John C. Anderson and Chester L. Wallack, or either of them, as attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock or Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held December 4, 1999, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated November 8, 1999, receipt of which is acknowledged.

     1. To consider and act upon a proposal to elect Messrs. John C. Anderson, Chester L. Wallack, Fred W. Suggs, Jr., Alan B. Crane, Richard T. Thompson and Jeffery S. Slowgrove as directors to hold office for one-year terms or until their successors are elected and qualified.

               [ ]  FOR ELECTION OF ALL NOMINEES (except as shown below)
               [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

               Instruction: To withhold authority to vote for any individual nominee, strike through the nominee's name below.

                                John C. Anderson
                               Chester L. Wallack
                               Fred W. Suggs, Jr.
                                  Alan B. Crane
                               Richard T. Thompson
                              Jeffery S. Slowgrove

     2. To ratify the appointment of Giunta, Ferlita & Walsh, P.A. as independent auditors of the Company.

               [ ]  FOR RATIFICATION
               [ ]  AGAINST RATIFICATION
               [ ]  ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

               [ ]  AUTHORIZED TO VOTE
               [ ]  ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSAL 1 AND THE PROXY HOLDERS WILL VOTE ON ANY PROPOSAL UNDER 3 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated:
                                    -----------------  -------------------------
                                                       Signature
      [Mailing Label]
                              Dated:
                                    -----------------  -------------------------
                                                       Signature if held jointly